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EXHIBIT 99.1

[METAL MANAGEMENT LOGO]


CONTACT: ROBERT C. LARRY
         Executive Vice President and Chief Financial Officer
         312-645-0700
         RLarry@mtlm.com


FOR IMMEDIATE RELEASE


              METAL MANAGEMENT ANNOUNCES COOPERATION WITH SUBPOENA




CHICAGO, JANUARY 30, 2002 - METAL MANAGEMENT, INC. (THE "COMPANY) (OTCBB:MLMG.OB) announced that it has received a subpoena to produce documents before a federal grand jury sitting in South Bend, Indiana. The Company has been advised that the grand jury is investigating scrap metal pricing and purchasing in Indiana, Illinois, Ohio and Michigan. The Company has advised the government that it intends to cooperate fully with the subpoena and the grand jury's investigation.

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ABOUT METAL MANAGEMENT
Metal Management is one of the largest full service metals recyclers in the United States, with approximately 40 recycling facilities in 13 states and annualized revenue run rate of approximately $800 million.